SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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PRO-DEX, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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2361 McGaw Avenue

Irvine, California 92614

______________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JANUARY 9, 2009

To the shareholders of Pro-Dex, Inc.:

The Annual Meeting of Shareholders of Pro-Dex, Inc. (the “Company”) will be held at the Pro-Dex company headquarters, 2361 McGaw Avenue, Irvine, California, on Friday, January 9, 2008, at 8:00 A.M. Pacific Time, for the following purposes:

  To elect four persons to serve as directors of the Company for a term of one year each. The nominees for election to the Board are named in the attached Proxy Statement, which is part of this Notice.

  To approve the authority for the Board of Directors to effect a reverse stock split of all outstanding shares of the Company’s Common Stock at any time prior to January 1, 2010, as deemed necessary by the Board.

  To ratify the appointment of Moss Adams, LLP as independent public accountants of the Company for the fiscal year ending June 30, 2009.

  To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only shareholders of record at the close of business on November 7, 2008, are entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements of the Annual Meeting.

All shareholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, your vote is important.  In an effort to facilitate the voting process we are pleased to take advantage of new Securities and Exchange Commission rules that allow proxy materials to be furnished to shareholders on the Internet.  You can vote by proxy over the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials that was previously mailed to you on or about November 28, 2008, or, if you request printed copies of the proxy materials by mail, you can also vote by mail or by telephone.  Your promptness in voting by proxy will assist in its expeditious and orderly processing and will assure that you are represented at the Annual Meeting. If you vote by proxy, you may nevertheless attend the Annual Meeting and vote your shares in person.

TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO READ THIS PROXY STATEMENT AND SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE BY FOLLOWING THE INSTRUCTIONS IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS, WHICH WAS MAILED TO YOU ON OR ABOUT NOVEMBER 28, 2008, OR, IF YOU REQUEST PRINTED COPIES OF THE PROXY MATERIALS BY MAIL, YOU CAN ALSO VOTE BY MAIL OR BY TELEPHONE.

By Order of the Board of Directors,

PRO-DEX INC.

/s/ Jeffrey J. Ritchey

Corporate Secretary

2361 McGaw Avenue

Irvine, California 92614

______________________

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JANUARY 9, 2009

______________________

PROXY STATEMENT

________________________

SOLICITATION OF PROXIES

The Board of Directors of Pro-Dex, Inc. (the “Company”) has made these materials available to you on the Internet, or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the Board’s solicitation of proxies for use at the Company’s Annual Meeting of Shareholders to be held at the Pro-Dex company headquarters, 2361 McGaw Avenue, Irvine, California, on Friday, January 9, 2009, at 8:00 A.M. Pacific Time, and at any and all adjournments or postponements thereof. Shareholders are requested to promptly vote by proxy over the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials, which was previously mailed to you on or about November 28, 2008.  If you request printed copies of the proxy materials by mail, you can also vote by mail or by telephone.   All shares represented by each properly submitted and unrevoked proxy received in advance of the Annual Meeting will be voted in the manner specified therein, and if no direction is indicated, “for” each of the proposals described on the proxy card.

Any shareholder has the power to revoke his or her proxy at any time before it is voted.  A proxy may be revoked by delivering a written notice of revocation to the Secretary of the Company prior to or at the Annual Meeting, by voting again on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to 11:59 P.M. Eastern Time on Thursday, January 8 will be counted), by submitting prior to or at the Annual Meeting a later dated proxy card executed by the person executing the prior proxy, or by attendance at the Annual Meeting and voting in person by the person submitting the prior proxy.

Any shareholder who would like to vote in person at the Annual Meeting and owns shares in street name, should inform his/her broker bank of such plans and request a legal proxy from the broker. Such shareholders will need to bring the legal proxy with them to the Annual Meeting and valid picture identification such as a driver's license or passport in addition to documentation indicating share ownership. Such shareholders who do not receive the legal proxy in time, should bring with them to the Annual Meeting their most recent brokerage account statement showing that they owned Pro-Dex, Inc. stock as of the record date.  Upon submission of proper identification and ownership documentation, the Company will be able to verify ownership of its Common Stock and admit the shareholder to the Annual Meeting; however, such shareholder will not be able to vote his/her shares at the Annual Meeting without a legal proxy.  Shareholders are advised that if they own shares in street name and request a legal proxy, any previously executed proxy will be revoked, and such shareholder’s vote will not be counted unless he/she appears at the Annual Meeting and votes in person.

The Company’s Board of Directors does not presently intend to bring any business before the Annual Meeting other than the proposals referred to in this proxy statement and specified in the Notice of Meeting. So far as is known to the Company’s Board of Directors, no other matters are to be brought before the meeting. As to any business that may properly come before the meeting, however, it is intended that shares represented by proxies held by management will be voted in accordance with the judgment of the persons voting the shares.

This proxy statement, the accompanying proxy card and the Company’s Annual Report are being made available on the internet at www.investoreconnect.com through the notice and access process to the Company’s shareholders on or about November 28, 2008.  The cost of soliciting proxies will be borne by the Company. The solicitation will be made through the internet and expenses will include reimbursement paid to brokerage firms and others for their expenses in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company’s Common Stock.  Further solicitation of proxies may be made by mail upon request, and telephone or oral communications with some shareholders. The Company’s regular employees, who will not receive additional compensation for the solicitation, or a compensated proxy solicitation firm, will make such further solicitations.

OUTSTANDING SHARES AND VOTING RIGHTS

Only holders of record of the 9,717,488 shares of the Company’s Common Stock outstanding at the close of business on November 7, 2008, are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.  Under Colorado law, the Company’s Articles of Incorporation and the Company’s Bylaws, the holders of shares entitled to cast a majority of the total votes of the outstanding shares of stock entitled to vote on each matter, as of the record date, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.  If a quorum is not present, the Annual Meeting may be postponed or adjourned to allow additional time for obtaining additional proxies or votes.  At any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the Annual Meeting, except for any proxies that have been effectively revoked or withdrawn prior to the reconvening of the Annual Meeting.  Shares of the Company’s Common Stock represented in person or by proxy (regardless of whether the proxy has authority to vote on all matters), as well as abstentions and broker non-votes, will be counted for purposes of determining whether a quorum is present at the meeting.

An “abstention” is the voluntary act of not voting by a shareholder who is present at a meeting and entitled to vote.  “Broker non-votes” are shares of voting stock held in record name by brokers and nominees concerning which: (i) the broker or nominee does not have discretionary voting power under applicable rules or the instruments under which it serves in such capacity and instructions have not been received from the beneficial owners or persons entitled to vote; or (ii) the record holder has indicated on the proxy or has executed a proxy and otherwise notified the Company that it does not have authority to vote such shares on that matter.

Assuming a quorum is present, for Proposal 1 (the election of directors) the four nominees for directors receiving the highest number of affirmative votes will be elected; votes withheld, broker non-votes and votes against a nominee have no practical effect.  For Proposal 2 (authority for the Board of Directors to effect a reverse stock split), the matter will be approved if the votes cast in favor of the matter represent a majority of the shares of Common Stock entitled to vote thereon (in other words, if the votes in favor of Proposal 2 represent more than 50% of the 9,717,488 shares of Common Stock entitled to vote at the Annual Meeting).  As such, for Proposal No. 2, abstentions and broker non-votes will have the practical effect of a vote opposing the matter.  In matters other than election of directors and approval of the reverse stock split, assuming that a quorum is present, for each matter, the matter will be approved if the votes cast in favor of the matter exceed the votes cast opposing the matter.  In such matters, abstentions and broker non-votes will not be included in the vote totals and, therefore, will have no effect on the vote.  Each shareholder will be entitled to one vote, in person or by proxy, for each share of Common Stock held of record on the record date. Votes cast at the meeting will be tabulated by the person or persons appointed by the Company to act as inspectors of election for the meeting.

Recommendation of the Company’s Board of Directors

The Company’s Board of Directors recommends that the Company’s shareholders vote “for” each of the proposals described in this proxy statement and the accompanying Notice of Meeting.

THE PROPOSALS TO BE VOTED UPON AT THE MEETING ARE DISCUSSED IN DETAIL IN THIS PROXY STATEMENT. YOU ARE STRONGLY URGED TO READ AND CONSIDER CAREFULLY THIS PROXY STATEMENT IN ITS ENTIRETY.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of the Company’s Common Stock as of the record date, November 7, 2008, by (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each of the Company’s current and nominated directors, (iii) each of the Named Executive Officers (as hereinafter defined), and (iv) all current directors and Named Executive Officers of the Company as a group.

Name of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned(2)	Percent of Common Stock Beneficially Owned(3)
First Wilshire Securities Management Inc. 1224 East Green Street Pasadena, CA 91106	1,559,284	16.1%
Ronald G. Coss 3 Overlook Drive Newport Coast, CA 92657	1,316,879(4)	13.4%

George J. Isaac	194,500(4)	2.0%
Mark P. Murphy	253,200(4)	2.6%
Michael A. Mesenbrink	95,000(4)	1.0%
Valerio L. Giannini	95,000(4)	1.0%
William, L. Healey	20,000(4)	*
David Holder	--	--
Michael J. Berthelot	--	--

Patrick Johnson	458,430(4)	4.5%
Jeffrey J. Ritchey	128,500(4)	1.3%

All Named Executive Officers, current directors and director nominees as a group (9 persons)	1,244,630(4)	11.8%

__________________________

* Less than 1%.

  Unless otherwise indicated, the address is c/o Pro-Dex, Inc., 2361 McGaw Avenue, Irvine, California 92614.

  Unless otherwise indicated, to the Company’s knowledge, the persons named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property and similar laws, where applicable.

  Applicable percentage ownership is based on 9,717,482 shares of Common Stock outstanding as of November 7, 2008.  Any securities not outstanding but subject to warrants or options exercisable as of November 7, 2008 or exercisable within 60 days after such date are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock beneficially owned by the person holding such warrants or options but are not deemed to be outstanding for the purpose of computing the percentage of Common Stock beneficially owned by any other person.

  Includes shares of Common Stock issuable upon the exercise of warrants and options which were exercisable as of November 7, 2008 or exercisable within 60 days after November 7, 2008, as follows: Mr. Coss, 100,000 shares, Mr. Isaac, 90,000 shares; Mr. Murphy, 30,000 shares; Mr. Mesenbrink, 95,000 shares; Mr. Giannini, 75,000 shares; Mr. Healey 20,000 shares, Mr. Johnson, 412,500 shares; Mr. Ritchey, 123,500 shares, and all current directors, director nominees and Named Executive Officers as a group, 847,000 shares.

Proposal No. 1

ELECTION OF DIRECTORS

Current Board Structure and Director Terms

The Company’s Articles of Incorporation, as amended, do not currently provide for the classification of the Company’s Board of Directors.  Prior to the 2007 Annual Shareholder Meeting, the Articles provided for the classification of the Company’s Board of Directors, with one Class standing for re-election at each annual meeting of shareholders.  The Board of Directors is currently composed of five (5) members.  At the 2007 Annual Shareholders Meeting the shareholders approved the elimination of the classification of the Board with the exception that the term of Mr. Murphy, who was previously a Class III director, would continue until the normal expiration of his term in 2009.   As a result, the Board of Directors currently has one remaining director (Mr. Murphy) whose term expires in 2009, and all the other directors or their successor nominees stand for election each year.  Next year, at the 2009 shareholders’ meeting, all director positions will be elected.

Certain information with respect to each of the nominees who will be presented at the Annual Meeting by the Board of Directors for election as a director is set forth below. Although it is anticipated that each nominee will be available to serve as a director, should that nominee become unavailable to serve, the proxies will be voted for such other person as may be designated by the Company’s Board of Directors.

Unless the authority to vote for directors has been withheld in the proxy, the persons named in the accompanying proxy intend to vote at the Annual Meeting for the election of the nominees presented below. In the election of directors, assuming a quorum is present, the four nominees for director receiving the highest number of votes cast at the meeting will be elected as directors of the Company.

DIRECTORS

Set forth below is certain information with respect to the Company’s continuing director and director nominees.

Name	Age	Position with Company
Mark P. Murphy George J. Isaac William L. Healey David Holder Michael J. Berthelot	49 63 63 66 58	Director Chief Executive Officer and President Director¹ and Nominee Director¹ and Nominee Nominee Nominee

__________________________

(1) Member of the Audit and Compensation Committees

Messrs. Healey and Isaac are, and Messrs. Berthelot and Holder are expected to be if elected, “independent” directors as such term is defined in Rule 4200(a)(15) of the Nasdaq Marketplace Rules.

The Board of Directors is of the opinion that the election to the Company’s Board of Directors of the director nominees identified herein, each of whom has consented to serve if elected, would be in the Company’s best interests.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ELECTION OF THE NOMINEES NAMED BELOW.

George J. Isaac (63), current director and nominee, is a Certified Public Accountant and has had his own certified public accounting firm since 2003.  Mr. Isaac has served as a consultant to the Company and its predecessor from 1978 until 1984, was the Company’s Chief Financial Officer from August 1995 to July 2002, and Secretary from July 2002 to October 2003.  Mr. Isaac was a principal in the certified public accounting firm of Joseph B. Cohan and Associates, Worcester, Massachusetts from 1978 to 1995.  Mr. Isaac is a director of Professional Sales Associates, Inc., a dental product sales organization, and Commerce Bank & Trust and is a trustee of Becker College.  Mr. Isaac has been a director of the Company since 1995.

William L. Healey (63), current director and nominee, has been a private investor and business consultant since 2006. From 2002 to 2005, he served as President and Chief Executive Officer of Cal Quality Electronics, an electronics manufacturing company. Mr. Healey served as a private investor and consultant from 1999 to 2002. He served as Chairman of the Board of Smartflex Systems, an electronics manufacturing company, from 1996 to 1999 and as its President and Chief Executive Officer from 1989 to 1999. Prior to 1989, Mr. Healey served in a number of senior executive positions with Silicon Systems, including Senior Vice President of Operations. Mr. Healey also serves as a director of Microsemi Corporation and Sypris Solutions Inc.

David Holder (66), nominee, has been the Managing Director for Holder Capital Partners, a Southern California focused, early stage consulting practice since 1984.  In addition to his Mission Ventures investments (outlined below), he has personally invested in nineteen early stage ventures and has four currently active portfolio investments.  From 1996 to 2001, he also served as founding venture partner with Mission Ventures where he introduced 6 companies (all currently profitable and growing).  During his tenure at Mission Ventures, $288 million was raised in two funds.  Mr. Holder has served as CEO and Vice President of Sales for venture backed companies.  He has formerly served or attended the board of eleven venture backed companies including Pyxis, TheraTx, Nexiant and AccentCare.  He currently serves as director of Satori World Medical and attends Cogent Healthcare.  He serves on the advisory board of MedAssets Corporation and also serves as a member of several non profit boards.

Michael J. Berthelot (58), nominee, has been the Chief Executive Officer of Cito Capital Corporation, a strategic consulting firm since 2003.  From 1992 to 2003, he served as Chairman and Chief Executive Officer of TransTechnology Corporation, a publicly traded multinational manufacturing firm and from 2003 until July 2006, he continued to serve as its non-executive Chairman.  Mr. Berthelot is a Certified Public Accountant and serves as a director of Fresh Del Monte Products Company and on the boards of several privately-held companies in the technology and financial services industries.

CONTINUING DIRECTOR

Mark P. Murphy (49), was appointed the Company’s Chief Executive Officer and President in August 2006. From September 1995 to August 2006, Mr. Murphy served in senior executive roles including Executive Vice President, Chief Financial Officer, Chief Operating Officer and a director of Kyocera Tycom Corporation, a manufacturing company that designs and sells precision cutting instruments, where he managed the firm’s 400 employees worldwide.  Prior to Kyocera Tycom, Mr. Murphy was Chief Operating Officer and a director of Dynamotion Corporation and was with Arthur Young & Co’s audit and consulting practice.  Mr. Murphy earned a B.A. in Business Administration and an M.B.A. in Finance from California State University at Fullerton.  Mr. Murphy has been a director of the Company since 2002.

BUSINESS EXPERIENCE OF KEY MANAGEMENT

Set forth below is information concerning other non-director key management personnel of the Company.

Jeffrey J. Ritchey (45), is the Company’s Treasurer, Chief Financial Officer and Secretary. Mr. Ritchey joined the Company’s Micro Motors subsidiary as Controller in August 2001 and became the Company’s Chief Financial Officer in July 2002 and Secretary in October 2003.  Mr. Ritchey served as the interim Chief Executive Officer of the Company from April 2006 to August 2006.  Mr. Ritchey’s previous experience includes serving as the Controller and Finance Director of Kyocera Tycom Corporation from 1997 to 2001 and corporate and operational positions at Hughes Electronics and DIRECTV (subsidiaries of General Motors) from 1990 to 1997.  Mr. Ritchey received B. S. degrees in Economics and Finance and a M.S. degree in Finance from the University of Arizona and is a Chartered Financial Analyst (“CFA”) charterholder.

Patrick L. Johnson (47), is the Company’s Executive Vice President and Chief Business Development Officer.  He joined the Company’s Micro Motors subsidiary as Vice President and General Manager in March 2000 and served as the President and CEO of the Company from September 2002 to April 2006 and as a director of the Company from December 2005 to October 2006.  Prior to joining the Company, Mr. Johnson served as General Manager of Analytic Endodontics, Inc. (a division of Sybron Dental) from 1997 to 2000 and General Manager of Tycom Dental, Inc. from 1996 to 1997, both dental related product manufacturers.  Prior to that, Mr. Johnson served as Vice-President and General Manager of Dabico, Inc., a manufacturing company that specialized in the design and manufacture of in-ground service equipment for commercial and military aircraft.  Mr. Johnson received B.A. degrees in Legal Studies and Philosophy from the University of California at Santa Cruz and a M.B.A. degree from Pepperdine University.

BOARD OF DIRECTORS MEETINGS AND RELATED MATTERS

During the fiscal year ended June 30, 2008, the Board of Directors held five meetings and there were no actions by unanimous written consent.  Included in the five meetings were meetings of the Independent Members Committee that consisted of three Board members, Michael A. Mesenbrink, George Isaac and Valerio L. Giannini until William L. Healey joined the Committee in December 2007 and thereafter such Committee consisted of four members.  The Independent Members Committee is comprised entirely of non-employee, “independent” directors (as defined in Rule 4200(a)(15) of the Nasdaq Marketplace Rules).  No director attended less than 75% of the aggregate of all meetings of the Board of Directors and all meetings of committees of the Board of Directors upon which he served.

The Board of Directors has an Audit Committee that consists of four Board members, Michael A. Mesenbrink, George Isaac, Valerio L. Giannini, and William L. Healey.  William L. Healey joined the Audit Committee in December 2007.  The Audit Committee is comprised entirely of non-employee, “independent” directors (as defined in Rule 4200(a)(15) of the Nasdaq Marketplace Rules ) and operates under a written charter adopted by the Board of Directors.  The duties of the Audit Committee include meeting with the independent public accountants of the Company to review the scope of the annual audit and to review the quarterly and annual financial statements of the Company before the statements are released to the Company's shareholders. The Audit Committee also evaluates the independent public accountants' performance and appoints or replaces the independent public accounting firm subject if applicable, to shareholder ratification for the ensuing fiscal year.  A copy of the Audit Committee’s current charter may be found at the Company’s website at www.pro-dex.com .  The charter may be found as follows:  From our main web page, first click on ”Investor Relations,” and then click on “Governance,” and then click on “Audit Committee Charter.”  The Audit Committee and Board of Directors have confirmed that the Audit Committee does and will continue to include at least three members and has confirmed that Mr. Isaac meets applicable SEC regulations for designation as an “Audit Committee Financial Expert” and being “independent” based upon his experience noted herein.  The Audit Committee held six meetings during the fiscal year ended June 30, 2008.

The Board of Directors has a Compensation Committee that consists of four Board members, Michael A. Mesenbrink, George Isaac, Valerio L. Giannini, and William L. Healey.  William L. Healey joined the Compensation Committee in December 2007.  The Compensation Committee is comprised entirely of non-employee, “independent” directors (as defined in Rule 4200(a)(15) of the Nasdaq Marketplace Rules) and operates under a written charter adopted by the Board of Directors, a copy of which may be found at the Company’s website at www.pro-dex.com.  The charter may be found as follows:  From our main web page, first click on ”Investor Relations,” then click on “Governance,” and then click on “Compensation Committee Charter.”  The Compensation Committee establishes compensation policies applicable to the Company’s executive officers.  The Compensation Committee held two meetings and there were three actions by unanimous written consent during the fiscal year ended June 30, 2008.

The entire Board of Directors performs the functions of a nominating committee.  In such capacity, the Board identifies and reviews the qualifications of candidate nominees to the Board of Directors.  The procedures followed by the Board in the nomination process are set forth in “Procedures as Governing the Nominating Process” which serves as the Board’s charter concerning nominating matters.  The Procedures may be found on the Company’s website at www.pro-dex.com as follows:    From our main web page, first click on ”Investor Relations,” then click on “Governance,” and then click on “Procedures as Governing the Nominating Process.”

The Board will consider candidate nominees for election as a director who are recommended by shareholders.  Recommendations should be sent to the Secretary of the Company and should include the candidate's name and qualifications and a statement from the candidate that he or she consents to being named in the proxy statement and will serve as a director if elected. In order for any such candidate to be considered for nomination and, if nominated, to be included in the proxy statement, such recommendation must be received by the Secretary not less than 120 days prior to the anniversary date of the Company's mailing of its proxy statement for the most recent annual meeting of shareholders.

The Board of Directors believes that it is desirable that directors possess an understanding of the Company's business environment and have the requisite knowledge, skills, expertise and diversity of experience such that the Board's ability to manage and direct the affairs and business of the Company is enhanced.  Additional considerations may include an individual’s capacity to enhance the ability of committees of the Board to fulfill their duties and/or satisfy any independence requirements imposed by law, regulation or listing requirements.  The Board of Directors may receive candidate nomination suggestions from current Board members, Company executive officers or other sources, which may be either unsolicited or in response to requests from the Board for such candidates.  The Board may also, from time to time, engage firms that specialize in identifying director candidates.  Once a person has been identified by the Board as a potential candidate, the Board may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Board determines that the candidate warrants further consideration, a member of the Board may contact the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Board may request information from the candidate, review the person's accomplishments and qualifications and may conduct one or more interviews with the candidate.  The Board may consider all such information in light of information regarding any other candidates that the Board might be evaluating for nomination to the Board of Directors.  Board members may also contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate's accomplishments.  With the nominee’s consent, the Board may also engage an outside firm to conduct background checks on candidates as part of the nominee evaluation process.  The Board's evaluation process does not vary based on the source of the recommendation.

As of June 30, 2008, four of the five members of the Board were “independent” directors (as defined in Rule 4200(a)(15) of the Nasdaq Marketplace Rules ).  No paid consultants were engaged by the Company, the Board or any of its committees for the purposes of identifying qualified, interested Board candidates.  A copy of the Board Procedures Concerning Nominations may be found at the Company’s website at www.pro-dex.com.  The Procedures may be found as follows:  From our main web page, first click on ”Investor Relations,” and then click on “Governance,” and then click on “Procedures Governing the Nominating Function”.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No director or executive officer of the Company serves as an officer, director or member of a compensation committee of any other entity for which an executive officer or director thereof is also a member of the Company’s Board of Directors.

FAMILY RELATIONSHIPS

There are no family relationships among the Company’s executive officers and directors.

COMPENSATION OF EXECUTIVE OFFICERS AND MANAGEMENT

The following table sets forth certain compensation information for the fiscal years ended June 30, 2008 and 2007, by our principal executive officer and the other two most highly paid executive officers of the Company serving as such at the end of the fiscal year ended 2008 whose aggregate total annual salary and bonus for such year exceeded $100,000 (collectively, the “Named Executive Officers”).

Summary Compensation Table

						Non-Equity
						Incentive
Name and		Salary	Bonus	Stock Awards	Option Awards	Plan Compensation	All Other Compensation	Total
Principal Position	Year	($)	($)	($)(1)	($)(2)	($)(3)	($)(4)	($)

Mark P. Murphy (5)(8)(9)	2008	$289,823	$-	$117,300	$-	$-	$15,107	$422,230
Director, President	2007	$226,673	$-	$156,400	$-	$-	$7,469	$390,542
and CEO

Jeffrey J. Ritchey (6)	2008	$158,701	$-	$-	$5,496	$12,256	$13,778	$190,231
Treasurer, CFO	2007	$147,194	$5,300	$-	$8,606	$2,931	$9,641	$173,672
and Secretary

Patrick Johnson (7)	2008	$197,885	$-	$-	$-	$13,461	$16,124	$227,470
Executive Vice President	2007	$186,923	$-	$-	$-	$2,250	$11,639	$200,812
Chief Business Dev. Officer

__________________________

(1)       This column represents the dollar amount recognized for financial statement reporting purposes with respect to the years ended June 30, 2007 and 2008 for the fair value of stock awards granted to each of our Named Executive Officers calculated in accordance with SFAS 123(R).  Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.  For additional information on the valuation assumptions with respect to the restricted stock awards, refer to Note 6 of our financial statements in our Annual Report on Form 10-KSB for the years ended June 30, 2007 and 2008, as filed with the SEC.  These amounts reflect only our accounting expense for these stock awards and do not correspond to the actual value that will be recognized by our Named Executive Officers.

(2)       This column represents the dollar amount recognized for financial statement reporting purposes with respect to the years ended June 30, 2007 and 2008 for the fair value of stock options granted to each of our Named Executive Officers calculated in accordance with SFAS 123(R).  Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.  For additional information on the valuation assumptions with respect to these option grants, refer to Notes 2 and 6 of our financial statements in our Annual Report on Form 10-KSB for the years ended June 30, 2007 and 2008, as filed with the SEC.  These amounts reflect only our accounting expense for these option grants and do not correspond to the actual value that will be recognized by our Named Executive Officers.  See the Outstanding Equity Awards at June 30, 2007 and 2008 table below for more information on options held by the Named Executive Officers.  Stock options awarded have a term of ten years; vest in equal annual installments over a period of up to five years, and have an exercise price equal to the Company’s closing price for its Common Stock on the Nasdaq Capital Market on the date of grant.

(3)       In 2008, non-equity incentive plan compensation payments were made in cash in the second, third and fourth quarters for first, second and third quarter performance due to the achievement of the Company’s quarterly internal operating targets. Operating targets were not met in the remaining fourth quarter and, accordingly, no payments were made corresponding to such quarter. In 2007, non-equity incentive plan compensation payments were made in cash in the second quarter for first quarter performance due to the achievement of the Company’s quarterly internal operating targets. Operating targets were not met in the remaining three quarters and, accordingly, no payments were made corresponding to such quarters.

(4)       All Other Compensation consists of:

Name	Year	Health insurance and related payments	Matching contributions to the Company's 401(k) plan	Total ($)

Mark P. Murphy	2008	$13,726	$1,381	$15,107
	2007	$7,065	$404	$7,469

Jeffrey J. Ritchey	2008	$11,642	$2,136	$13,778
	2007	$7,699	$1,942	$9,641

Patrick Johnson	2008	$13,483	$2,641	$16,124
	2007	$9,318	$2,321	$11,639

(5)       Mr. Murphy was elected a Director of the Company in August, 2002 and commenced employment with the Company as President and Chief Executive Officer in August 2006.

(6)       Mr. Ritchey commenced employment with the Company in August 2001 and was named Treasurer and Chief Financial Officer in July 2002 and Secretary in October 2003.  Mr. Ritchey was appointed interim President and Chief Executive Officer in April 2006 after the resignation of Mr. Johnson and held those officer positions until the appointment of the Company’s current President and Chief Executive Officer, Mark P. Murphy, in August 2006.

(7)       Mr. Johnson commenced employment with the Company in April 2000 and was named President and Chief Executive Officer in September 2002. Mr. Johnson resigned as President and Chief Executive Officer in April 2006, at which time he was appointed Executive Vice President and Chief Business Development Officer.  Mr. Johnson resigned as a Director in October 2006.

(8)       Under the terms of his employment agreement, on February 21, 2007, Mr. Murphy received a grant of 340,000 restricted shares of the Company's Common Stock in replacement of his stock appreciation rights previously awarded upon execution of such agreement.  The restricted shares vest at the rate of 85,000 shares per year commencing on the grant date which vesting is subject to acceleration upon certain liquidity events as described under “Employment Agreement with Mark Murphy.”

(9)       Mr. Murphy has $3,750 of director fees earned prior to his becoming an employee of the Company included in the 2007 Salary and Total.

Employment Agreements and Executive Compensation

Employment Agreement with Mark P. Murphy

Mr. Murphy has an employment agreement (“Murphy Employment Agreement”) with the Company dated August 14, 2006, and amended May 15, 2008 concerning his employment as the Company's President and Chief Executive Officer. Under the terms of the Murphy Employment Agreement, Mr. Murphy is to receive an annual salary of $280,000, subject to annual CPI adjustment, plus health and life insurance benefits available to all Company employees.

In addition to the foregoing salary and benefits, Mr. Murphy is eligible for additional compensation if he remains employed by the Company on a full time basis ("Continuing Employment Status") including the following:

An annual bonus equal to (i) 0.75% of his annual salary, times (ii) each one percent (or any portion thereof) increases in pre-tax earnings (excluding the impact of: (a) extraordinary gains and losses as defined by generally accepted accounting principles, (b) write-downs of goodwill, (c) gains or losses on the sale of a business or product line, (d) losses due to a force majure, (e) change in accounting method due to a change in GAAP during its first year of application, and (f) gains or losses on lawsuits unrelated to the operations of the business, but including (1) changes in balance sheet accruals for bad debts, inventory, warranty and other operational estimates, and (2) any other factor affecting pre-tax income that is not specifically excluded in (a) through (f) above) per share for fiscal years ending after July 1, 2006 over the prior fiscal year. The annual bonus shall be payable within ten days after Mr. Murphy has signed and the Company has filed with the Securities and Exchange Commission (“SEC”) the required Chief Executive Officer certifications, without qualification, for Form 10-KSB (or Form 10-K, as the case may be) for the most recent fiscal year. Such Continuing Employment Status shall not be required for additional compensation under the "annual bonus" benefits in the event that during the period (i) following the conclusion of the Company's fiscal year and (ii) prior to the Company's filing of Form 10-KSB (or Form 10-K, as the case may be), his employment is terminated by the Company without "Cause" or he resigns for "Good Reason," each as defined below. If his employment has been terminated by the Company without Cause prior to the time that he has signed such certifications, or by Mr. Murphy for Good Reason prior to the time that he has signed such certifications, the annual bonus shall be payable within thirty (30) days following the termination of his employment.  The actual annual bonus for fiscal year ending June 30, 2007 shall not exceed $25,000 and shall not exceed $50,000 for fiscal year ending June 30, 2008.  The bonus is not limited for fiscal years ending after June 30, 2008.  There was no annual bonus earned or paid for the fiscal years ending June 30, 2007 or 2008.

The agreement also provides for a second bonus equal to the appreciation of an aggregate of 450,000 shares of the Company's Common Stock over the closing price of such number of shares on the day preceding the starting date of his employment with the Company. Entitlement to this second bonus was to vest at the rate of 33.333% per year commencing with the first anniversary of such starting date (subject to acceleration in certain events as described below), and all or any part of each incremental vested portion was to be exercisable within five years from the date such increment first vested and payable in cash in installments.

The second bonus may be replaced at the Company's sole option on or before February 28, 2007 with a grant of 340,000 restricted shares of the Company's Common Stock of the Company in accordance with an equity incentive compensation plan vesting at the rate of 85,000 shares per year commencing January 2, 2007 or the grant date, whichever is later. If the restricted stock grant is pursuant to the Company's general equity incentive plan for its key employees as approved by the Company's Board of Directors and shareholders, then the Company is obligated to register such shares with the SEC.  The Company replaced the stock appreciation rights with the restricted stock grant in February, 2007 and registered the shares with the SEC.

In the event of a transaction in which the Company's shareholders receive cash or marketable securities for their shares of stock of the Company (a "Liquidity Event"), the vesting of the unvested restricted shares or portion of the second bonus will accelerate immediately prior to the Liquidity Event based on the amount received by the Company's shareholders for their shares: 100% of the unvested  restricted shares if the consideration received by Pro-Dex shareholders is $5 per share or greater; 80% if between $4 and $5; and 60% if between $3 and $4.

In the event Mr. Murphy is terminated involuntarily by the Company without "Cause" or resigns with "Good Reason" as defined below, the Company shall pay him his (i) annual salary up through the date of termination plus (ii) accrued vacation plus (iii) severance equal to $280,000 and (iv) any annual bonus or second bonus earned but not yet paid as of the termination date.  With the exception of the earned amount of his annual bonus (to be paid within thirty (30) days of his termination), the severance payment referred to above shall be made in equal incremental payments over a period of twelve (12) months from the termination date.

The Murphy Employment Agreement defines "Cause" as termination due to: (i) Mr. Murphy's failure or inability to perform his duties with the Company or a related entity; (ii) his failure to substantially follow and comply with the specific and lawful directives of the Board or any officer of the Company or a related entity to whom he reports directly; (iii) the Board's determination on advice of counsel of his commission of an act of fraud or dishonesty; his engagement in illegal conduct, gross misconduct or an act of moral turpitude; or his material violation of any material written policy, guideline, code, handbook or similar document governing the conduct of directors, officers or employees of the Company or its related entities; or (iv) a material breach by Mr. Murphy of the terms of the Murphy Employment Agreement. The Murphy Employment Agreement defines "Good Reason" as: (i) a reduction in Mr. Murphy's salary or failure of the Company to pay any amount owing to him under the Murphy Employment Agreement when due; or a material reduction in benefits provided to him under the Murphy Employment Agreement; (ii) the Company's requiring him to be based full time in any office or location outside of a sixty (60) mile radius from his current residence in Yorba Linda, California; (iii) his being requested by the Board to execute any documents or take any action in violation of any laws or regulations applicable to the Company, commit an act of fraud or dishonesty violation of any material written policy, guideline, code, handbook or similar document governing the conduct of directors, officers or employees of the Company or its related entities; (iv) a Liquidity Event, in which he is not offered an executive position with substantially comparable compensation, benefits and incentives with any successor to the Company based in any office or location inside a sixty (60) miles radius from his current residence in Yorba Linda; California; or (v) a material breach by the Company of the Murphy Employment Agreement.  Both the Company and Mr. Murphy have a 30 day cure period following a notice of "Cause" or "Good Reason" as the case may be.

Employment Agreement with Patrick L. Johnson

Mr. Johnson has an employment agreement (“Johnson Employment Agreement”) with the Company dated December 4, 2007, concerning his employment as the Company’s Executive Vice President and Chief Business Development Officer.  Under the terms of the Johnson Employment Agreement, Mr. Johnson is to receive an annual salary of $180,000, a bonus equal to 7.5% of base salary if quarterly operating targets are met and an additional 7.5% of base salary if annual operating targets are met.  If targets are exceeded, the bonus level shall increase by the same percentage increase.  If less than 80% of the target is achieved, the bonus is reduced to zero. Mr. Johnson is entitled to severance equal to four months of his annual salary if he is terminated involuntarily.

Employment Agreement with Jeffrey J. Ritchey

Mr. Ritchey has an employment agreement (“Ritchey Employment Agreement”) with the Company dated December 4, 2007, concerning his employment as the Company’s Chief Financial Officer and Secretary.  Under the terms of the Ritchey Employment Agreement, Mr. Ritchey is to receive an annual salary of $165,000, a bonus equal to 7.5% of base salary if quarterly operating targets are met and an additional 7.5% of base salary if annual operating targets are met.  If targets are exceeded, the bonus level shall increase by the same percentage increase.  If less than 80% of the target is achieved, the bonus is reduced to zero. Mr. Ritchey will also receive an annual stock option grant of 6,000 shares in accordance with the Company’s Employee Stock Option Plan, and is entitled to severance equal to four months of his annual salary if he is terminated involuntarily.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information about outstanding equity awards held by our Named Executive Officers as of June 30, 2008.

Outstanding Equity Awards at June 30, 2008

	Option Awards				Stock Awards
	Number of Securities	Number of Securities			Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)
	Underlying Unexercised Options (#) Exercisable (1)	Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date
Mark P. Murphy	15,000	--	$2.67	9/29/2014	--	--
	15,000	--	$3.24	9/28/2015	--	--
	--	--	--	--	141,667	$195,800

Jeffrey J. Ritchey	20,000	--	$1.12	7/31/11	--	--
	20,000	--	$0.81	12/31/11	--	--
	60,000	--	$0.42	9/26/12	--	--
	20,000	--	$2.90	5/17/15	--	--
	1,500	4,500	$1.45	11/30/16	--	--
	--	6,000	$1.49	12/03/17	--	--

Patrick Johnson	125,000	--	$2.18	3/7/10	--	--
	75,000	--	$1.08	6/29/11	--	--
	112,500	--	$0.81	12/31/11	--	--
	100,000	--	$1.42	9/5/12	--	--

(1)       All of Mr. Murphy’s and Mr. Johnson’s options have vested.  Mr. Ritchey’s options vest through December 2011 as follows:  1,500 at $1.45 in each of December 2008, December 2009 and December 2010 and 1,500 at $1.49 in each of December 2008, December 2009, December 2010 and December 2011.

(2)       Mr. Murphy’s restricted stock grant of 340,000 shares was awarded in February 2007 and 85,000 shares immediately vested upon grant, leaving 255,000 shares unvested at February 2007.  In the sixteen months from February 2007 through June 2008, an additional 113,333 shares vested at a rate of 7,083.33 shares per month, leaving 141,667 shares unvested as of June 30, 2008.

Compensation of Directors

Directors of the Company who are not also employees receive a fee of $3,000 per quarter plus $1,000 per board meeting, plus $750 per each day of committee meetings attended, together with reasonable expenses of attendance at board meetings and committee meetings. The Company’s shareholders have approved the 2004 Director Stock Option Plan pursuant to which non-employee directors may be granted options to purchase shares of the Company’s Common Stock. In accordance with the 2004 Director Stock Option Plan’s provisions, the Board of Directors previously adopted a policy to grant each outside director an initial option to purchase 20,000 shares of Common Stock on the date of his commencement of service as a director and an option to purchase 15,000 shares on each anniversary date of such service, exercisable at the closing price of the Company’s Common Stock on the Nasdaq Capital Market on the date of such grant. The maximum term of each option is ten years. The options fully vest after 6 months and expire 90 days from the termination of the director’s service on the Company’s Board of Directors.

            The directors’ fees paid in the fiscal year ended June 30, 2008 are as follows:

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Total ($)

George J. Isaac (2)	$19,250	$12,278	$31,528

Mark P. Murphy (3)	$ -	$ -	$ -

Michael Mesenbrink (4)	$19,250	$11,874	$31,124

Valerio Giannini (5)	$19,250	$10,461	$29,711

William L. Healey (6)	$6,000	$14,354	$20,354

___________________

(1)    This column represents the dollar amount recognized for financial statement reporting purposes with respect to the years ended June 30, 2008 for the fair value of stock options granted to each of our directors calculated in accordance with SFAS 123(R).  Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.  For additional information on the valuation assumptions with respect to these option grants, refer to Notes 2 and 6 of our financial statements.  These amounts reflect only our accounting expense for these option grants and do not correspond to the actual value that will be recognized by our directors.  During the fiscal year ended June 30, 2008, the Company’s non-employee Directors, Messrs. Isaac, Mesenbrink, and Giannini, were each granted options to purchase 15,000 shares of Common Stock, exercisable at share prices of $1.56, $1.53 and $1.47 per share, respectively.  Mr. Healey was granted options to purchase 20,000 shares of Common Stock, exercisable at a per share prices of $1.49.

(2)    At June 30, 2008, Mr. Isaac held options to purchase an aggregate of 75,000 shares of Common Stock at a weighted average exercise price of $1.97 per share, of which 75,000 options were vested.

(3)    At June 30, 2008, Mr. Murphy held options to purchase an aggregate of 30,000 shares of Common Stock at a weighted average exercise price of $2.96 per share, of which 30,000 options were vested.

(4)    At June 30, 2008, Mr. Mesenbrink held options to purchase an aggregate of 95,000 shares of Common Stock at a weighted average exercise price of $1.74 per share, of which 95,000 options were vested.

(5)    At June 30, 2008, Mr. Giannini held options to purchase an aggregate of 75,000 shares of Common Stock at a weighted average exercise price of $2.04 per share, of which 75,000 options were vested.

(6)    At June 30, 2008, Mr. Healey held options to purchase an aggregate of 20,000 shares of Common Stock at a weighted average exercise price of $1.49 per share, of which 20,000 options were vested.

EQUITY COMPENSATION PLAN INFORMATION

            The following table sets forth information about the Company’s Common Stock that may be issued upon the exercise of options under all of the Company’s equity compensation plans as of June 30, 2008.

			Number of Securities
	Number of Securities		Available for Issuance
	to be Issued Upon	Weighted Average	Under Equity
	Exercise of	Exercise Price of	Compensation Plans
	Outstanding Options,	Outstanding Options,	(excluding services
Plan Category	Warrants and Rights	Warrants, and Rights	reflected in column (a))
	(a)	(b)	(c)
Plans Approved by
Stockholders:
1994 Employee Option Plan	565,000	$1.24	-
2004 Employee Option Plan	419,500	$1.69	346,045
1994 Director Option Plan	65,000	$1.40	-
2004 Director Option Plan	230,000	$2.15	130,000
Plans Not Approved by
Stockholders
Warrants (1)	100,000	$1.25	-

Total	1,379,500	$1.56	476,045

(1)       At June 30, 2008, warrants to acquire 100,000 shares of Common Stock were outstanding. These warrants are fully vested, have a weighted-average exercise price of $1.25 and a weighted-average remaining life of 1.0 years.

Options and Warrants Generally

For options and warrants other than those discussed above, the Board of Directors, as the administrator of the Company’s 1994 and 2004 Employee Stock Option Plans and the 1994 and 2004 Director Stock Option Plans, has the discretion to accelerate any outstanding options held by the employees and directors in the event of an acquisition of the Company by a merger or asset sale in which the outstanding options under each such plan are not to be assumed by the successor corporation or substituted with options to purchase shares of such corporation.

Compensation Philosophy

The Company applies a consistent philosophy to compensation for all employees, including senior management. This philosophy is based on the premise that the achievements of the Company result from the coordinated efforts of all individuals working toward common objectives. The Company strives to achieve those objectives through teamwork that is focused on meeting the expectations of customers and shareholders.  The Compensation Committee has the sole authority to set all executive officer compensation.  The Compensation Committee receives input from the Chief Executive Officer concerning his recommendations for executive compensation.  The final deliberations and vote are made outside the presence of the Chief Executive Officer.  To date, the Company has not engaged compensation consultants or persons performing similar functions.

The goals of the compensation program are to align compensation with business objectives and performance, and to enable the Company to attract, retain and reward executive officers that contribute to the long-term success of the Company. The Company’s compensation program for executive officers is based on the same four principles applicable to compensation decisions for all employees of the Company:

  The Company pays competitively. The Company is committed to providing a pay program that helps attract and retain highly qualified people in the industry.  To ensure that pay is competitive, the Company compares its pay practices with those of other leading companies of similar size and location(s) and sets its pay parameters based on this review.

  The Company pays for sustained performance. Executive officers are rewarded based upon corporate performance and individual performance. Corporate performance is evaluated by the Board of Directors by reviewing the extent to which strategic and business plan goals are met, including such factors as revenues, operating profit and cash flow.

  The Company strives for fairness in the administration of pay and to achieve a balance of the compensation paid to a particular individual with the compensation paid to other executives both inside the Company and at comparable companies.

  The Company believes that employees should understand the performance evaluation and pay administration process.

Compensation Vehicles

The Company has historically used a compensation program that consists of cash and equity based compensation. The vehicles are:

Salary.  The Company sets base salary for its employees by reviewing the base salary for competitive positions in the market in order to attract, retain, and motivate highly talented individuals at all levels in the organization.

Bonus.  The Company utilizes incentive compensation plans for all employees to reward achievement of key objectives and goals.

Employee Stock Option Program. The purpose of this program is to provide additional incentives to selected employees to work to maximize shareholder value.  The Compensation Committee of the Board of Directors makes all stock option grants.  Stock options generally are granted with an exercise price equal to the fair market value of the underlying Common Stock on the date of grant and vest in equal annual installments over a four-year period.

Stock Appreciation Rights. The purpose of this program is to provide additional incentives to key management personnel to work to maximize shareholder value.  The Compensation Committee of the Board of Directors makes all grants of Stock Appreciation Rights.  Stock Appreciation Rights generally are granted with a base price equal to the fair market value of the underlying Common Stock on the date of grant and vest in equal annual installments over a three-year period.

Restricted Stock.  The Company utilizes restricted stock grants to provide additional incentives to  key management personnel to work to maximize shareholder value.  The Compensation Committee of the Board of Directors makes all grants of restricted stock under the terms of one of the Company’s existing equity plans previously approved by the Company’s shareholders.  Restricted stock grants generally vest over a period of years as determined by the Compensation Committee.

AUDIT COMMITTEE REPORT

The Audit Committee reports to and acts on behalf of the Board of Directors in providing oversight to the financial management, independent auditors, and financial reporting procedures of the Company.  The Company’s management is responsible for preparing the Company’s financial statements and the independent auditors are responsible for auditing those statements.  In this context, the Audit Committee has reviewed and discussed the audited financial statements contained in the 2008 Annual Report on Form 10-KSB with management and the independent auditors.

The Audit Committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61 (“Communication with Audit Committees”), as amended.  The Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with the independent auditors their independence.  In concluding that the auditors are independent, the Audit Committee considered, among other factors, whether the non-audit services provided by Moss Adams, LLP were compatible with maintaining their independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended June 30, 2008, for filing with the Securities and Exchange Commission.

The Audit Committee has retained Moss Adams, LLP to serve as the Company’s independent auditors for the fiscal year ending June 30, 2009.

AUDIT COMMITTEE

Valerio L. Giannini	Michael A. Mesenbrink	George J. Isaac	William L. Healey

CODE OF BUSINESS CONDUCT AND ETHICS

Our code of business conduct and ethics, as approved by our Board of Directors, can be obtained from our Internet site at http://www.pro-dex.com/code_of_ethics.php.

We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K relating to amendments to or waivers from provisions of the code that relate to one of more of the items set forth in Item 406(b) of Regulation S-B and its successor regulation, by describing on our Internet site, within four business days following the date of a waiver or a substantive amendment, the date of the waiver or amendment, the nature of the amendment or waiver, and the name of the person to whom the waiver was granted.

Information on our Internet site is not, and shall not be deemed to be, a part of this proxy statement or incorporated into any other filings we make with the Securities and Exchange Commission.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”),, the directors and officers of the Company and any person who owns more than ten percent of the Company’s Common Stock are required to report their initial ownership of the Company’s Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission (“SEC”) and the Nasdaq Capital Market. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all forms they file in accordance with Section 16(a).  Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no other reports were required for those persons, the Company believes that, during the fiscal year ended June 30, 2008, its officers, directors and greater than 10% shareholders complied with all filing requirements applicable to such persons.

COMMUNICATIONS WITH DIRECTORS

        The Board has established a process to receive communications from shareholders. Shareholders and other interested parties may contact any member (or all members) of the Board, or the independent directors as a group, any Board committee or any Chair of any such committee by mail or electronically. To communicate with the Board of Directors, any individual directors or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent "c/o Corporate Secretary" at 2361 McGaw Avenue, Irvine, California 92614.  To communicate with any of our directors electronically, a shareholder should send an email to the Company’s Secretary: jeff.ritchey@pro-dex.com.

        All communications received as set forth in the preceding paragraph will be opened by the Company’s Secretary for the sole purpose of determining whether the contents represent a message to one or more of the directors.  Any contents that are not in the nature of advertising, promotions of a product or service, patently offensive material or matters deemed inappropriate for the Board of Directors will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the Company’s Secretary will make sufficient copies (or forward such information in the case of e-mail) of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

It is the Company's policy that its directors are invited and encouraged to attend all of the Company’s annual meetings of shareholders.  All of the directors were in attendance at the 2007 Annual Meeting.

Proposal No. 2

GRANTING THE AUTHORITY TO EFFECT A REVERSE STOCK SPLIT

General

Our Board of Directors has approved, and is hereby soliciting shareholder approval of an amendment to our Articles of Incorporation to effect a reverse stock split at a ratio of not less than one-for-two and not more than one-for-five in the form set forth in Appendix A to this proxy statement (the “Reverse Stock Split Amendment”). A vote FOR this Proposal 2 will constitute approval of the Reverse Stock Split Amendment providing for the combination of any whole number of shares of Common Stock between and including two and five into one share of Common Stock and will grant our Board of Directors the authority to select which of the approved exchange ratios within that range will be implemented. If shareholders approve this proposal, our Board of Directors will have the authority, but not the obligation, in its sole discretion and without further action on the part of the shareholders, to select one of the approved reverse stock split ratios and effect the approved reverse stock split by filing the Reverse Stock Split Amendment with the Secretary of State of the State of Colorado at any time after the approval of the Reverse Stock Split Amendment. If the Reverse Stock Split Amendment has not been filed with the Secretary of State of the State of Colorado by the close of business on December 31, 2009, the Board of Directors will abandon the Reverse Stock Split Amendment. Except for any changes as a result of the treatment of fractional shares, as described below, each shareholder will hold the same percentage of Common Stock outstanding immediately after the reverse stock split as such shareholder held immediately prior to the reverse stock split.

Our Board of Directors believes that shareholder approval of an exchange ratio range (rather than an exact exchange ratio) provides the Board with maximum flexibility to achieve the purposes of the reverse stock split. If the shareholders approve Proposal 2, the reverse stock split will be effected, if at all, only upon a determination by the Board of Directors that the reverse stock split is in the Company’s and the shareholders’ best interests at that time. In connection with any determination to effect the reverse stock split, the Board of Directors will set the time for such a split and select a specific ratio within the range. These determinations will be made by the Board of Directors with the intention to create the greatest marketability for our Common Stock based upon prevailing market conditions at that time.

The Board of Directors reserves its right to elect to abandon the reverse stock split if it determines, in its sole discretion, that this proposal is no longer in the best interests of the Company and its shareholders.

Purpose of the Reverse Stock Split Amendment

Our Common Stock currently trades on the Nasdaq Capital Market under the symbol “PDEX”. The Nasdaq Capital Market has several continued listing criteria that companies must satisfy in order to remain listed on the exchange. One of these criteria is that a company’s common stock has a bid price that is greater than or equal to $1.00 per share.  Although Nasdaq temporarily suspended the minimum $1.00 bid price listing requirement due to current global market conditions, Nasdaq has indicated that the suspension will only last until January 16, 2009.  The last day our Common Stock bid was above $1.00 per share was August 6, 2008.  Nasdaq has notified us that we fell below the minimum bid price requirements and provided us an initial period of 180 calendar days to regain compliance.  Absent any further action by Nasdaq, if our Common Stock bid price does not meet the requirements, we will be subject to delisting on June 25, 2009.  We currently meet all of the Nasdaq Capital Market’s continued listing criteria, other than the minimum bid price requirement were it not currently suspended.  We believe that approval of this proposal would significantly reduce our risk of not meeting the minimum bid price continued listing standard in the future.

The purpose of the reverse stock split is to increase the per-share trading price of our issued and outstanding Common Stock. Our Board of Directors intends to effect the proposed reverse stock split only if it believes that a decrease in the number of shares outstanding is likely to improve the trading price for our Common Stock, and only if the implementation of a reverse stock split is determined by the Board of Directors to be in the best interests of the Company and its shareholders. Our Board of Directors may exercise its discretion not to implement a reverse stock split.

Impact of the Reverse Stock Split Amendment if Implemented

If approved and effected, the reverse stock split will be realized simultaneously and in the same ratio for all of our Common Stock. The reverse stock split will affect all holders of our Common Stock uniformly and will not, except in the case of fractional shares, affect any shareholder’s percentage ownership interest in the Company. As described below, holders of Common Stock otherwise entitled to a fractional share as a result of the reverse stock split will receive one whole share of Common Stock in lieu of such fractional share. In addition, the reverse stock split will not affect any shareholder’s proportionate voting power (subject to the treatment of fractional shares).

The principal effects of the Reverse Stock Split Amendment will be that:

•

depending on the ratio for the reverse stock split selected by our Board of Directors, each two or five shares of Common Stock owned by a shareholder, or any whole number of shares of Common Stock between two and five as determined by the Board of Directors, will be combined into one new share of Common Stock;

•

the number of shares of Common Stock issued and outstanding will be reduced from approximately 9.7 million shares to a range of approximately 4.85 million shares to 1.94 million shares, depending upon the reverse stock split ratio selected by the Board of Directors;

•

neither the number of authorized shares of Common Stock nor the par value of the Common Stock will be affected by the reverse stock split.  However, because the number of issued and outstanding shares of Common Stock will decrease as result of the reverse stock split, the number of authorized but unissued shares of Common Stock will increase on a relative basis. These additional shares of authorized but unissued Common Stock would be available for issuance at the discretion of our Board of Directors from time to time for corporate purposes such as raising additional capital and settling outstanding obligations, acquisitions of companies or assets and sales of stock or securities convertible into or exercisable for Common Stock. We believe that the availability of the additional shares would provide us with additional flexibility to meet business and financing needs as they arise;

•

based upon the reverse stock split ratio selected by our Board of Directors, proportionate adjustments will be made to the per share exercise price and/or the number of shares issuable upon the exercise or conversion of all outstanding options, restricted stock awards, restricted stock units, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of Common Stock, which will result in approximately the same aggregate price being required to be paid for such options and restricted stock awards and units upon exercise immediately preceding the reverse stock split; and

•

the number of shares reserved for issuance or pursuant to the securities or plans described in the immediately preceding bullet will be reduced proportionately based upon the reverse stock split ratio selected by our Board of Directors.

The table below illustrates the effect, as of November 7, 2008, of a reverse stock split at certain ratios on (i) the shares of Common Stock outstanding and reserved for issuance, (ii) the number of total authorized shares of Common Stock under our Articles of Incorporation, which is unaffected by the reverse stock split, and (iii) the resulting number of shares of Common Stock available for issuance:

	Shares of Common
	Stock Outstanding
	plus Shares of		Shares of Common
	Common Stock	Total Authorized	Stock Available for
	Reserved for	Shares of Common	Issuance (% of
	Issuance	Stock	total authorized)

Current	9,717,488	50,000,000	40,282,512
			(80.6%)
One-for-two stock split is approved	4,858,744	50,000,000	45,141,256
			(90.3%)
One-for-three stock split is approved	3,239,163	50,000,000	46,760,837
			(93.5%)
One-for-four stock split is approved	2,429,372	50,000,000	47,570,628
			(95.1%)
One-for-five stock split is approved	1,943,498	50,000,000	48,056,502
			(96.1%)

Certain Risks Associated with the Reverse Stock Split

•

If the reverse stock split is effected and the market price of our Common Stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split. The market price of our Common Stock will, however, also be based on performance and other factors, which are unrelated to the number of shares outstanding.

•

There can be no assurance that the reverse stock split will result in any particular price for our Common Stock. As a result, the trading liquidity of our Common Stock may not necessarily improve and we may not satisfy the Nasdaq Capital Market continued listing criteria.

•

There can be no assurance that the market price per share of our Common Stock after a reverse stock split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the reverse stock split. For example, based on the closing price of our Common Stock on October 28, 2008 of $0.60 per share, if the reverse stock split were implemented and approved for a reverse stock split ratio of one-for-two, there can be no assurance that the post-split market price of our Common Stock would be $1.20 or greater. Accordingly, the total market capitalization of our Common Stock after the reverse stock split may be lower than the total market capitalization before the reverse stock split. Moreover, in the future, the market price of our Common Stock following the reverse stock split may not exceed or remain higher than the market price prior to the reverse stock split.

•

Because the number of issued and outstanding shares of Common Stock would decrease as result of the reverse stock split, the number of authorized but unissued shares of Common Stock will increase on a relative basis. If we issue additional shares of Common Stock, the ownership interest of our current shareholders would be diluted, possibly substantially.

•

The proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect. For example, the issuance of a large block of Common Stock could dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company.

•

The reverse stock split may result in some shareholders owning “odd lots” of less than 100 shares of Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

Our Board of Directors intends to effect the reverse stock split only if it believes that a decrease in the number of shares is likely to improve the trading price of our Common Stock and if the implementation of the reverse stock split is determined by the Board of Directors to be in the best interests of the Company and its shareholders.

Effective Time

The proposed reverse stock split would become effective as of the date and time (the “Effective Time”) of filing the Reverse Stock Split Amendment with the office of the Secretary of State of the State of Colorado. Except as explained below with respect to fractional shares, at the Effective Time, shares of our Common Stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of the shareholders, into one share of our Common Stock in accordance with the reverse stock split ratio determined by our Board of Directors. Assuming this Proposal 2 is approved by our shareholders, we expect to file the Reverse Stock Split Amendment, with such split ratio as may be determined by our Board of Directors with the Secretary of State of the State of Colorado promptly upon a determination by our Board of Directors that implementation of the reverse stock split is in the best interests of the Company and our shareholders.

After the Effective Time, our Common Stock will have a new committee on uniform securities identification procedures (“CUSIP”) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below.

After the Effective Time, we will continue to be subject to periodic reporting and other requirements of the Exchange Act. Our Common Stock will, assuming we satisfy the continued listing criteria, continue to be listed on the Nasdaq Capital Market under the symbol “PDEX”, although Nasdaq will add the letter “D” to the end of the trading symbol for a period of 20 trading days after the Effective Date to indicate that the reverse stock split has occurred.

Board Discretion to Implement the Reverse Stock Split Amendment

If the reverse stock split is approved by our shareholders, it will be effected, if at all, only upon a determination by our Board of Directors that a reverse stock split (at a ratio determined by the Board of Directors as described above) is in the best interests of the Company and the shareholders. The Board of Directors’ determination as to whether the reverse stock split will be effected and, if so, at what ratio, will be based upon certain factors, including existing and expected marketability and liquidity of our Common Stock, prevailing market conditions and the likely effect on the market price of our Common Stock. If our Board of Directors determines to effect the reverse stock split, the Board of Directors will consider various factors in selecting the ratio including the overall market conditions at the time and the recent trading history of the Common Stock.

Fractional Shares

Shareholders will not receive fractional post-reverse stock split shares in connection with the reverse stock split. Instead, holders of Common Stock otherwise entitled to a fractional share as a result of the reverse stock split will receive one whole share of Common Stock in lieu of such fractional share.

Effect on Beneficial Holders of Common Stock (i.e. shareholders who hold in “street name”)

Upon the reverse stock split, we intend to treat shares held by shareholders in “street name” through a bank, broker or other nominee, in the same manner as registered shareholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our Common Stock in “street name”. However, these banks, brokers or other nominees may have different procedures than registered shareholders for processing the reverse stock split. If a shareholder holds shares of our Common Stock with a bank, broker or other nominee and has any questions in this regard, shareholders are encouraged to contact their bank, broker or other nominee.

Effect on Registered “Book-Entry” Holders of Common Stock (i.e. shareholders that are registered on our transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with our transfer agent. These shareholders do not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

If a shareholder holds registered shares in book-entry form with our transfer agent, no action needs to be taken to receive post-reverse stock split shares and a transaction statement will automatically be sent to the shareholder’s address of record indicating the number of shares of Common Stock held following the reverse stock split.

Effect on Certificated Shares

Shareholders holding shares of our Common Stock in certificate form will be sent a transmittal letter by the transfer agent after the Effective Time. The letter of transmittal will contain instructions on how a shareholder should surrender his or her certificate(s) representing shares of our Common Stock (“Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-reverse stock split Common Stock (“New Certificates”). No New Certificates will be issued to a shareholder until such shareholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No shareholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates.

Shareholders will then receive a New Certificate(s) representing the number of whole shares of Common Stock which they are entitled as a result of the reverse stock split. Until surrendered, we will deem outstanding Old Certificates held by shareholders to be cancelled and only to represent the number of whole shares of post-reverse stock split Common Stock to which these shareholders are entitled.

Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate, the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate.

Shareholders should not destroy any stock certificate(s) and should not submit any stock certificate(s) to the Company or our transfer agent unless and until requested to do so.

Accounting Matters

The reverse stock split will not affect the number of shares of Common Stock authorized by our Articles of Incorporation or the par value of a share of our Common Stock. As a result, as of the Effective Time of the reverse stock split, the stated capital attributable to Common Stock on our balance sheet will be reduced proportionately based on the reverse stock split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of Common Stock outstanding.

No Appraisal Rights

Under the Colorado law, shareholders are not entitled to appraisal rights with respect to the reverse stock split, and we will not independently provide shareholders with any such right.

Tax Consequences of the Reverse Stock Split

Holders of our Common Stock are urged to consult with their own tax advisors as to the tax consequences of the potential reverse stock split in their particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local or foreign and other tax laws and of changes in those laws.

Required Vote and Board Recommendation

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting will be required to approve the Reverse Stock Split Amendment.

The Board of Directors unanimously recommends a vote “FOR” the proposal to grant the authority of the Board of Directors to amend our Articles of Incorporation and potentially effect a reverse stock split as set forth in Proposal 2 above.

Proposal No. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee of the Company has appointed the firm of Moss Adams, LLP as the Company’s independent certified public accountants for the fiscal year ending June 30, 2009, and requests the shareholders to ratify this appointment.  In the event that the shareholders do not ratify the selection of Moss Adams, LLP as the Company’s independent public accountants, the Board of Directors will consider the selection of another independent public accounting firm.

A representative of Moss Adams, LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions.

ACCOUNTING FEES

               The Audit Committee's policy is to pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit.  The Audit Committee considers whether the performance of any service by the Company’s independent auditors is compatible with maintaining such auditor’s independence.

The following table sets forth the aggregate fees billed to the Company for the fiscal years ended June 30, 2008 and June 30, 2007 by the Company’s auditors, all of which were preapproved by the Audit Committee:

	Years ended June 30,
Audit Fees¹ Audit-Related Fees² Tax Fees³ All Other Fees 4	2008 $158,000 $0 $59,000 $0	2007 $131,000 $2,725 $30,570 $0
Total	$217,000	$164,295

(1) Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Moss Adams LLP, in connection with statutory and regulatory filings or engagements.

(2) Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” This category includes fees related to the filing of the S-8 registration statement for the 2004 Restated Stock Option Plan; and consultation regarding accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretation by the SEC, FASB or other regulatory or standard-setting bodies as well as general assistance with implementation of the requirements of SEC rules or listing standards promulgated pursuant to the Sarbanes–Oxley Act of 2002.

(3) Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning. These services include assistance regarding federal state and local tax compliance, planning and advice.

(4) All Other Fees consist of fees for products and services other than the services reported above.

Required Vote and Board Recommendation

Although shareholder ratification is not required for the appointment of Moss Adams, LLP as the Company’s independent public accountants for the fiscal year ending June 30, 2009, the Board of Directors has directed that this appointment be submitted to the Company’s shareholders for ratification at the Annual Meeting.  Assuming the holders of shares entitled to cast a majority of the total votes of the outstanding shares of stock entitled to vote on this proposal, represented in person or by proxy, are present at the Annual Meeting, this proposal will be ratified and approved if the votes cast in favor of this proposal exceed the votes cast opposing this proposal.  Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present for this proposal, but will not be included in the vote totals for this proposal and, therefore, will have no effect on the vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS, LLP TO SERVE AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING JUNE 30, 2009.

ANNUAL REPORT

The Company’s Annual Report containing audited financial statements for the fiscal year ended June 30, 2008 accompanies this proxy statement.  Such report is not incorporated herein and is not deemed to be a part of this proxy solicitation material.

PROPOSALS OF SHAREHOLDERS

Pursuant to Rule 14a-8 of the Securities and Exchange Commission, proposals by shareholders which are intended for inclusion in the Company’s proxy statement and proxy card and to be presented at the Company’s next annual meeting must be received by the Company by July 31, 2009, in order to be considered for inclusion in the Company’s proxy materials. Such proposals should be addressed to the Company’s Secretary and may be included in next year’s proxy materials if they comply with certain rules and regulations of the Securities and Exchange Commission governing shareholder proposals. Proposals by shareholders at the Company’s 2008 Annual Shareholders’ Meeting that are not intended for inclusion in the Company’s proxy materials must also be received by the Company’s Secretary no later than October 14, 2009.  Every shareholder notice must also comply with certain other requirements set forth in the Company’s Bylaws, a copy of which may be obtained by written request delivered to the Company’s Secretary.

OTHER MATTERS

The Board of Directors knows of no other matters which will be acted upon at the Annual Meeting. If any other matters are presented properly for action at the Annual Meeting or at any adjournment or postponement thereof, it is intended that the proxy will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holder.

THE COMPANY’S SHAREHOLDERS ARE URGED TO PROMPTLY SUBMIT THEIR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE BY FOLLOWING THE INSTRUCTIONS IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS, WHICH WAS MAILED TO YOU ON OR ABOUT NOVEMBER 28, 2008.  IF YOU REQUEST PRINTED COPIES OF THE PROXY MATERIALS BY MAIL, YOU CAN ALSO VOTE BY MAIL OR BY TELEPHONE.

By Order of the Board of Directors,

PRO-DEX, INC.

/s/ Jeffrey J. Ritchey
Corporate Secretary

Santa Ana, California
November 20, 2008

SHAREHOLDERS MAY OBTAIN FREE OF CHARGE A PAPER COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED JUNE 30, 2008, (WITHOUT EXHIBITS) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY WRITING TO:  INVESTOR RELATIONS, PRO-DEX, INC., 2361 McGaw Avenue, Irvine, CALIFORNIA 92614 OR CALLiNG (949) 769-3200.

APPENDIX A

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

PRO-DEX, INC.

Pursuant to the provisions of the Colorado Business Corporation Act, Pro-Dex, Inc. hereby adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST:  The name of the corporation is Pro-Dex, Inc.

SECOND:  The following paragraph shall be inserted immediately following the first paragraph of Article 3 of the Articles of Incorporation of Pro-Dex, Inc.:

Upon the filing of these Articles of Amendment to the Articles of Incorporation, each _______ (__) issued and outstanding shares of Common Stock at such time shall be automatically reclassified and changed into one (1) share of Common Stock, without any action by the holder thereof; provided, however, that fractional shares shall be rounded up to the nearest whole share.  These Articles of Amendment to the Articles of Incorporation will not affect the number or the par value of authorized shares.

THIRD:  The foregoing amendment to the Articles of Incorporation of Pro-Dex, Inc. was adopted on ____________, 200__, as prescribed by the Colorado Business Corporation Act, by a vote of the shareholders of the corporation. The number of shares voted for the amendment was sufficient for approval.

Date: _________, 2008
/s/ Mark P. Murphy_______
Mark P. Murphy
Chief Executive Officer

Date: _________, 2008
/s/ JEFFREY J. RITCHEY_______
Jeffrey J. Ritchey
Chief Financial Officer

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JANUARY 9, 2009

The undersigned hereby appoints George J. Isaac and William L. Healey, and each of them, individually, as attorneys and proxies, with full power of substitution, to represent and vote, as designated below, all shares of Common Stock of Pro-Dex, Inc. held of record by the undersigned on November 7, 2008, at the Annual Meeting of Shareholders to be held at the Pro-Dex company Headquarters, 2361 McGaw Avenue, Irvine, California 92614 on January 9, 2009, at 8:00 a.m., local time, and at any and all adjournments or postponements thereof.

Proposal No. 1.   To elect four persons to serve as directors of the Company as follows (check one box):

FOR [___] approval of the election of the nominees listed below (except as marked to the contrary below).	WITHHOLD AUTHORITY [____] to vote for the nominees listed below.

George J. Isaac	William L. Healey	Michael J. Berthelot	David Holder

Proposal No. 2.   To approve the authority for the Board of Directors to potentially effect a reverse stock split when and if deemed to be in the best interest of the shareholder (circle one).

FOR                                      AGAINST                        ABSTAIN

Proposal No. 3.   To ratify the appointment of Moss Adams, LLP as the Company’s independent auditors for the fiscal year ending June 30, 2009 (circle one).

FOR                                      AGAINST                        ABSTAIN

Proposal No. 4.   In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.  If no direction is made, this proxy will be voted “FOR” all Proposals.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Dated:_______________, 2008/2009
Name:
Common Shares:

Signature

Signature (if jointly held)

Please sign exactly as name appears in the records of Pro-Dex, Inc. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.